Exhibit 11.1

BMKR, LLP
Certified Public Accountants
T 631-293-5000
1200 Veterans Memorial Highway, Suite 350, Hauppauge, NY 11788	F 631-234-4272

Thomas G. Kober CPA	Charles W. Blanchfield CPA (Retired)
Alfred M. Rizzo CPA	Bruce A. Meyer CPA (Retired)
Joseph Mortimer CPA

Consent of Independent Registered Accounting Firm

We consent to the incorporation by reference in the registration statement on Form 1A of Can B Corp. of our report dated March 26, 2020, relating to the financial statements of Can B Corp. which report expresses an unqualified opinion on the financial statements for the year ended December 31, 2019 and includes an explanatory paragraph relating to the substantial doubt about the Company’s ability to continue as a going concern as described in note 2 to the financial statements appearing in the annual report on form 10-K of Can B Corp. for the year ended December 31, 2019.

BMKR, LLP

Hauppauge, NY

July 10, 2020

Member American Institute of Certified Public Accountants

Member Public Company Accounting Oversight Board